Exhibit 10.22

SIXTH AMENDMENT TO TRANSITION SERVICES AGREEMENT

This SIXTH AMENDMENT TO TRANSITION SERVICES AGREEMENT (“Amendment”), dated September 14, 2010 and deemed effective as of August 1, 2010, is made and entered into by and between Limited Brands, Inc. (“Limited Brands”) and Lerner New York Holding, Inc. and New York & Company, Inc., successor in interest to New York & Co. Group, Inc. (collectively, “Buyer” and/or “Lerner”).  Defined terms that are used but not defined herein shall be as defined in the Transition Services Agreement dated November 27, 2002, as amended (“TSA”), between Limited Brands and Lerner.  The parties wish to amend the TSA and Schedules as described below.  It is therefore agreed as follows:

1.                                       Schedule III, Section 1.13 shall be amended by replacing the language contained in the Fourth Amendment to Transition Services Agreement dated April 6, 2009 (“Fourth Amendment”), with the following provision:

“Section 1.13.  In addition to any other fees as stated herein, Lerner shall pay a Management Fee to Limited Brands, without offset or deduction, in the amount of 0.2% of net revenues on Lerner products distributed through Limited Brands’ facilities, determined in accordance with United States generally accepted accounting principles (“Management Fee”), but in no event shall the Management Fee be less than $2,000,000.00 in any Fiscal Year (“Minimum Fee Amount”).  Lerner agrees that substantially all products intended for sale in Lerner’s stores in the United States of America shall be distributed through Limited Brands’ facilities during the term of the TSA, unless Limited Brands shall consent, in its sole discretion, to the distribution of any such products by Lerner or a third party.  Lerner shall pay the Management Fee to Limited Brands on a monthly basis, in accordance with the monthly invoice payment process described below.  Monthly invoices shall be based upon an estimate of net revenues provided by Lerner prior to the commencement of each quarter of each Fiscal Year.  Within thirty (30) days following the end of each quarter of each Fiscal Year, Lerner shall reconcile the amount paid on the estimated net revenues to the actual net revenues, and shall notify Limited Brands of any overpayment or underpayment.  Any such overpayment or underpayment shall be deducted from or added to, as the case may be, the subsequent monthly invoice.  In the event that the Management Fee monthly payments shall be less than the Minimum Fee Amount for any Fiscal Year, a final reconciliation and payment shall be performed by Lerner within thirty (30) days following the end of such Fiscal Year to ensure that the Minimum Fee Amount is paid by Lerner.  For any partial Fiscal Year at the end of the term, the Management Fee and Minimum Fee Amount shall be reduced in proportion to the number of months in such Fiscal Year that this Agreement shall be effective.”

The parties acknowledge that regardless of the fact that Lerner has been paying a Management Fee based on the Management Fee Payment Schedule outlined in the Fourth Amendment, this Section is to be effective retroactive to February 1, 2010.  To effectuate such intent, Lerner shall continue paying based on the existing Management Fee Payment Schedule through July 31, 2010.  Commencing August 1, 2010, Lerner shall commence paying the Management Fee based on the provisions of this Amendment.  Within thirty (30) days following the receipt by both parties of a fully-executed counterpart of this Amendment, Lerner shall provide Limited Brands with sufficient detail to demonstrate the amount of any overpayment of the Management Fee through July 31, 2010 based on the new Management Fee effectuated by this Amendment.  Any such overpayment shall be recouped by Lerner in equal monthly credits spread over the future Management Fee payments to be made by Lerner from August 1, 2010 through and including January 31, 2011.

2.                                       Section 5.02 (a)(v) of the TSA shall be modified by replacing “February 1, 2011” with “February 1, 2014”.

3.                                       Section 5.02(c) of the TSA shall be modified by replacing “February 1, 2011” with “February 1, 2014”.

4.                                       Schedule III, Section 1.1 of the TSA shall be modified by replacing “February 1, 2011” with “February 1, 2014”.

5.                                       This Amendment is supplementary to and modifies the TSA.  This Amendment shall be incorporated as part of the TSA.  The terms of this Amendment supersede the provisions in the TSA only to the extent that the terms of this Amendment and the TSA expressly conflict.  However, nothing in this Amendment should be interpreted as invalidating the TSA, and provisions of the TSA will continue to cover relations between the parties insofar as they do not expressly conflict with this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LERNER NEW YORK HOLDING, INC.		LIMITED BRANDS, INC.

By:	/s/ Sheamus Toal	By:	/s/ Rick Jackson
Name:	Sheamus Toal	Name:	Rick Jackson
Title:	EVP, Chief Financial Officer	Title:	EVP, LLS
Date:	September 8, 2010	Date:	September 14, 2010

NEW YORK & COMPANY, INC.

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	EVP, Chief Financial Officer
Date:	September 8, 2010